Calculation of Filing Fee Tables
S-8
X-Energy, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A common stock	Other	45,423,694	$ 23.00	$ 1,044,744,962.00	0.0001381	$ 144,279.28
2	Equity	Class A common stock	Other	9,084,739	$ 23.00	$ 208,948,997.00	0.0001381	$ 28,855.86
Total Offering Amounts:						$ 1,253,693,959.00		$ 173,135.14
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 173,135.14
Offering Note
[1]	The Form S-8 registration statement to which this Exhibit 107.1 is attached (the "Registration Statement") registers 45,423,694 shares of Class A common stock, par value $0.0001 of the X-Energy, Inc., a Delaware corporation ("Class A common stock"), that may be delivered with respect to awards under the X-Energy, Inc. 2026 Equity Incentive Plan (as amended from time to time, the "2026 Plan"). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Class A common stock that may become issuable as a result of share splits, share dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the 2026 Plan. The Registration Statement registers 9,084,739 shares of Class A common stock, that may be delivered with respect to awards under the X-Energy Inc. 2026 Employee Stock Purchase Plan (as amended from time to time, the "ESPP"). Pursuant to Rule 416(a) under the Securities Act, the Registration Statement shall be deemed to cover an indeterminate number of additional shares of Class A common stock that may become issuable as a result of share splits, share dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the ESPP.

[2]	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of the Class A Common Stock of $23.00 per share, as set forth in the Registrant's Registration Statement on Form S-1 (File No. 333-294508), as amended, that was declared effective on April 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources